Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy, L.P.
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY, L.P. REPORTS OPERATING AND FINANCIAL RESULTS

FOR THE THIRD QUARTER 2012

Philadelphia, PA – October 31, 2012 - Atlas Energy, L.P. (NYSE: ATLS) (“Atlas Energy” or “ATLS”) today reported operating and financial results for the third quarter 2012.

•

ATLS declared a cash distribution of $0.27 per limited partner unit for the third quarter 2012. The third quarter 2012 distribution represents a $0.02 per unit increase, or 8%, over the second quarter 2012 and a 13% increase over the prior year quarter. The third quarter 2012 ATLS distribution is payable November 19, 2012 to holders of record as of November 5, 2012.

•

Atlas Energy’s E&P subsidiary, Atlas Resource Partners, L.P. (NYSE: ARP), reached record average net production of 96.3 Mmcfed for the third quarter 2012, a 54% increase from the sequential quarter and over a 175% increase from the prior year quarter.

•

In September 2012, ARP acquired the following for approximately $40 million from Equal Energy, Ltd. (NYSE: EQU), its joint venture partner in the Mississippi Lime formation in Oklahoma: the remaining 50% interest in Equal’s approximately 8,500 net undeveloped acres in the core of the oil & liquids rich Mississippi Lime play in northwestern Oklahoma, approximately 8 Mmcfe/d of net production in the Mississippi Lime region and substantial salt water disposal infrastructure. ARP now controls approximately 20,000 net acres in the play and plans to add a second rig by the end of 2012.

•

Atlas Pipeline Partners, L.P. (NYSE: APL), Atlas Energy’s midstream subsidiary, announced record processing volumes at each of its systems, reaching a total of 769.0 Mmcfd and natural gas liquids (NGL) production of 56,363 bpd for the third quarter 2012.

Edward E. Cohen, Chief Executive Officer of Atlas Energy, stated, “ATLS’s success reflects the success of both of its subsidiaries — ARP and APL. ARP is achieving record production and benefitting from its recent acquisitions. APL is rapidly and successfully expanding organically. As a result, ATLS is anticipating near-term substantial increases in distributable cash flow.”

*    *    *

Financial Results

•

On October 25, 2012, ARP increased its quarterly cash distribution to $0.43 per unit for the third quarter 2012, which is payable November 14, 2012 to holders of record as of November 5, 2012. ATLS earned approximately $9.4 million of cash distributions based upon ARP’s recently announced third quarter 2012 distribution.

•

On October 24, 2012, APL declared an increased distribution for the third quarter of 2012 of $0.57 per common limited partner unit to holders of record on November 7, 2012, which will be paid on November 14, 2012. ATLS earned approximately $5.7 million of cash distributions based upon APL’s recently announced third quarter 2012 distribution.

•

On a GAAP basis, net loss attributable to limited partners was $11.4 million for the third quarter 2012 compared to net income of $7.1 million for the prior year comparable period. The loss for the third quarter 2012 is due primarily to Atlas Energy’s $4.3 million of non-cash stock compensation expense, and its ownership interest in ARP, which recognized a $7.7 million estimated expense regarding its reconciliation process with Chevron Corporation (“Chevron”) over certain liabilities assumed in the February 2011 transaction, as well as APL’s $18.9 million non-cash mark-to-market loss on derivative contracts. The net income in the prior year quarter was primarily attributable to ATLS’ ownership interest in APL’s $23.8 million non-cash mark-to-market gain on derivative contracts and ARP’s recognition of $6.2 million of fees recognized related to the transition service agreement with Chevron. Please see the reconciliation of GAAP net income (loss) to Adjusted EBITDA and distributable cash flow in the financial tables of this release for further information.

*    *    *

Recent Events

Atlas Resource’s Acquisition of Mississippi Lime Acreage from Equal Energy

On September 24, 2012, ARP entered into and simultaneously closed an agreement with Equal Energy, Ltd. (“Equal”) (NYSE: EQU; TSX: EQU) to acquire the following for approximately $40 million: the remaining 50% interest in Equal’s approximately 8,500 net undeveloped acres in the core of the oil & liquids rich Mississippi Lime play in northwestern Oklahoma, approximately 8 Mmcfe/d of net production in the Mississippi Lime region and substantial salt water disposal infrastructure. This transaction increases ARP’s position in the Mississippi Lime to approximately 20,000 net acres. The acreage position ARP has acquired in the Mississippi Lime is located in Alfalfa, Garfield and Grant Counties, Oklahoma and is almost entirely held by existing production. ARP will be able to increase its drilling activity in the play at its discretion going forward, and ARP intends to activate a second rig in the Mississippi Lime by the end of 2012. ARP financed this transaction with available borrowings under its revolving credit facility.

Atlas Pipeline’s Mid-Continent Expansion Projects

In September 2012, APL brought online its new cryogenic, 200 MMcfd expansion of their WestOK processing facility (“Waynoka II”). The new Waynoka II facility is currently operating at over 60% capacity, and this expansion brings total processing capacity at WestOK to 458 Mmcfd. Also, APL continues construction on the WestTX Driver Plant expansion, which is comprised of an additional 200 Mmcfd of processing capacity at the system. The first phase which comprises 100 Mmcf/d in capacity is scheduled to be in service in the first quarter 2013.

Atlas Pipeline Bond Offering

On September 28, 2012, APL completed a private offering of $325 million 6.625% senior notes due in 2020. APL used the net proceeds of approximately $320 million from the offering to repay a portion of outstanding borrowings under its revolving credit facility. As of September 30, 2012, APL had cash and available borrowing capacity on its revolving credit facility of approximately $520.1 million.

Atlas Resource Third Quarter 2012 Highlights

•

ARP’s average net daily production for the third quarter 2012 was 96.3 Mmcfed, an increase of approximately 33.7 Mmcfed, or 54%, compared with the second quarter 2012. The increase was primarily due to the acquisition of Titan Operating, LLC (“Titan”) in the Barnett Shale in July 2012, a full quarter’s volume from ARP’s initial acquisition in the Barnett Shale in April 2012, and additional legacy Marcellus Shale wells connected in southwestern Pennsylvania during the quarter.

•

During the third quarter 2012, ARP continued drilling on initial locations in the oil & natural gas liquids (NGL) rich Mississippi Lime basin in northwestern Oklahoma. Two wells in ARP’s recently expanded Mississippi Lime position have been completed and are currently producing into a sales line, and one well is awaiting completion. ARP also drilled six wells this quarter in Hood County, Texas in the wet gas window of its Barnett Shale position. An additional two wells in the wet gas region of Tarrant County, Texas were also turned into line.

ATLS owns 100% of the general partner Class A units and the incentive distribution rights, and a 52% common limited partner interest in ARP. ATLS’ financial results are presented on a consolidated basis with those of ARP. Non-controlling interests in ARP are reflected as income (expense) in ATLS’ consolidated combined statements of operations and as a component of partners’ capital on its consolidated combined balance sheets. A consolidating combined statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the ARP third quarter 2012 earnings release for additional details on its financial results.

Atlas Pipeline Third Quarter 2012 Highlights

•

During the third quarter 2012, APL operated near or at nameplate capacity on all of its gathering and processing systems in the Mid Continent. APL processed an average of approximately 769 Mmcfd of natural gas in the third quarter 2012 amongst its WestOK, WestTX and Velma systems, 36% higher than the prior year comparable quarter’s volumes. APL again attained record high volumes over 56,300 bbl per day of natural gas liquids generated from APL’s three processing systems in Oklahoma and Texas.

ATLS owns a 2.0% general partner interest, all of the incentive distribution rights, and a 10.5% common limited partner interest in APL. ATLS’ financial results are presented on a consolidated basis with those of APL. Non-controlling interests in APL are reflected as income (expense) in ATLS’ consolidated combined statements of operations and as a component of partners’ capital on its consolidated combined balance sheets. A consolidating combined statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the APL third quarter 2012 earnings release for additional details on its financial results.

Corporate Expenses

•

Cash general and administrative expense, excluding amounts attributable to APL and ARP, was $1.4 million for the third quarter 2012, a $0.7 million decrease from the second quarter 2012 due to the timing of third party costs. Please refer to the consolidating combined statements of operations provided in the financial tables of this release.

*    *    *

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, L.P.’s third quarter 2012 results on Thursday, November 1, 2012 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 11:00 a.m. ET on November 1, 2012 by dialing 888-286-8010, passcode: 31065841.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 52% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 11% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 9,900 producing natural gas and oil wells, primarily in Appalachia and the Barnett Shale in Texas. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In the midcontinent region of Oklahoma, southern Kansas, and northern and western Texas, APL owns and operates nine active gas processing plants as well as approximately 9,700 miles of active intrastate gas gathering pipeline. APL also has a 20% interest in West Texas LPG Pipeline Limited Partnership, which is operated by Chevron Corporation. For more information, visit the Partnership’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’ reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY, L.P.

CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Gas and oil production	$24,699	$16,305	$61,323	$51,654
Well construction and completion	36,317	35,657	92,277	64,336
Gathering and processing	298,024	357,620	859,786	983,572
Administration and oversight	4,440	2,337	8,586	5,073
Well services	5,086	4,910	15,344	15,051
Gain (loss) on mark-to-market derivatives(2)	(18,907)	23,760	36,905	8,952
Other, net	5,270	890	8,575	26,657

Total revenues	354,929	441,479	1,082,796	1,155,295

Costs and expenses:
Gas and oil production	7,295	3,990	16,247	11,953
Well construction and completion	31,581	30,449	79,882	54,754
Gathering and processing	245,230	301,625	710,827	832,080
Well services	2,232	2,043	7,076	6,077
General and administrative(1)	33,991	18,617	108,846	57,046
Estimated expense on Chevron transaction	7,670	—	7,670	—
Depreciation, depletion and amortization	37,079	27,541	99,563	81,518

Total costs and expenses	365,078	384,265	1,030,111	1,043,428

Operating income (loss)	(10,149)	57,214	52,685	111,867

Gain (loss) on asset sales and disposal	2	8	(7,019)	255,722
Interest expense(1)	(11,245)	(6,315)	(30,630)	(30,960)
Loss on early extinguishment of debt	—	—	—	(19,574)

Income (loss) from continuing operations	(21,392)	50,907	15,036	317,055

Loss from discontinued operations	—	—	—	(81)

Net income (loss)	(21,392)	50,907	15,036	316,974

(Income) loss attributable to non-controlling interests	9,982	(43,794)	(52,574)	(263,097)

Net income (loss) after non-controlling interests	(11,410)	7,113	(37,538)	53,877
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition)(1)	—	—	—	(4,711)

Net income (loss) attributable to common limited partners	$(11,410)	$7,113	$(37,538)	$49,166

Net income (loss) attributable to common limited partners per unit – basic:
Income (loss) from continuing operations attributable to common limited partners	$(0.22)	$0.13	$(0.73)	$1.02
Loss from discontinued operations attributable to common limited partners	—	—	—	—

Net income (loss) attributable to common limited partners	$(0.22)	$0.13	$(0.73)	$1.02

Net income (loss) attributable to common limited partners per unit – diluted:
Income (loss) from continuing operations attributable to common limited partners	$(0.22)	$0.13	$(0.73)	$0.99
Loss from discontinued operations attributable to common limited partners	—	—	—	—

Net income (loss) attributable to common limited partners	$(0.22)	$0.13	$(0.73)	$0.99

Weighted average common limited partner units outstanding:
Basic	51,335	51,257	51,316	47,212

Diluted	51,335	53,100	51,316	48,488

Net income (loss) attributable to common limited partners:
Income (loss) from continuing operations	$(11,410)	$7,113	$(37,538)	$49,176
Loss from discontinued operations	—	—	—	(10)

Net income (loss) attributable to common limited partners	$(11,410)	$7,113	$(37,538)	$49,166

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the exploration and production business acquired from Chevron (the “Transferred Business”) for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

(2)

Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of ATLS’s consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of ATLS.

ATLAS ENERGY, L.P.

CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$33,255	$77,376
Accounts receivable	139,279	136,853
Current portion of derivative asset	32,738	15,447
Subscriptions receivable	8,495	34,455
Prepaid expenses and other	17,956	24,779

Total current assets	231,723	288,910

Property, plant and equipment, net	2,825,201	2,093,283
Intangible assets, net	106,861	104,777
Investment in joint venture	85,714	86,879
Goodwill, net	31,784	31,784
Long-term derivative asset	22,339	30,941
Other assets, net	59,744	48,197

	$3,363,366	$2,684,771

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$11,103	$2,085
Accounts payable	102,176	93,554
Liabilities associated with drilling contracts	5,550	71,719
Accrued producer liabilities	71,884	88,096
Current portion of derivative liability	280	—
Current portion of derivative payable to Drilling Partnerships	13,363	20,900
Accrued interest	9,834	1,629
Accrued well drilling and completion costs	50,169	17,585
Accrued liabilities	78,757	61,653

Total current liabilities	343,116	357,221

Long-term debt, less current portion	997,510	522,055
Long-term derivative liability	4,051	—
Long-term derivative payable to Drilling Partnerships	4,483	15,272
Asset retirement obligation and other	62,300	46,142

Commitments and contingencies

Partners’ Capital:
Common limited partners’ interests	454,725	554,999
Accumulated other comprehensive income	4,490	29,376

	459,215	584,375
Non-controlling interests	1,492,691	1,159,706

Total partners’ capital	1,951,906	1,744,081

	$3,363,366	$2,684,771

ATLAS ENERGY, L.P.

Financial and Operating Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011(1)	2012	2011(1)

Net income (loss) attributable to common limited partners per unit - basic	$(0.22)	$0.13	$(0.73)	$1.02

Distributable cash flow per unit(2)(3)	$0.27	$0.39	$0.78	$0.99

Cash distributions paid per unit(4)	$0.27	$0.24	$0.77	$0.57

ATLAS RESOURCE:
Production volume:(5)(6)
Natural gas (Mcfd)	88,208	30,629	60,531	31,687
Oil (Bpd)	277	294	291	297
Natural gas liquids (Bpd)	1,067	408	652	448

Total (Mcfed)	96,275	34,845	66,189	36,158

Average sales prices:(6)
Natural gas (per Mcf) (7)	$3.01	$5.10	$3.42	$5.24
Oil (per Bbl)(8)	$87.86	$83.34	$95.70	$90.65
Natural gas liquids (per gallon)	$0.61	$1.18	$0.79	$1.15

Production costs:(6)(9)
Lease operating expenses per Mcfe(10)	$0.75	$1.12	$0.80	$1.05
Production taxes per Mcfe	0.13	0.11	0.12	0.10

Total production costs per Mcfe(10)	$0.88	$1.23	$0.92	$1.15

ATLAS PIPELINE:
Production volume:(6)
Gathered gas volume(Mcfd)	860,026	621,476	780,426	575,292
Processed gas volume (Mcfd)	768,988	566,652	696,445	529,750
Residue gas volume (Mcfd)	658,846	466,437	579,771	431,204
Processed NGL volume (Bpd)	56,363	52,977	59,557	52,617
Condensate volume (Bpd)	3,756	3,389	3,417	2,988

Average sales prices:(6)
Natural gas (per Mcf)	$2.60	$4.04	$2.39	$4.04
Condensate (per Bbl)	$86.65	$85.77	$90.07	$90.91
Natural gas liquids (per gallon)	$0.87	$1.27	$0.90	$1.21

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

(2)	A reconciliation from net income to distributable cash flow is provided in the financial tables of this release.
(3)

Calculation consists of distributable cash flow divided by the weighted average common limited partner units outstanding of 51,335,000 and 51,257,000 for the three months ended September 30, 2012 and 2011, respectively, and 51,316,000 for the nine months ended September 30, 2012. For the nine months ended September 30, 2011, the weighted average common limited partner units outstanding of 51,242,000 utilized for the calculation is the weighted average common limited partner units outstanding for the period subsequent to February 17, 2011, the date of acquisition for the Transferred Business, which includes the 23.4 million common limited partner units issued as partial consideration for the acquisition.

(4)

Represents the cash distributions declared per limited partner unit for the respective period and paid by ATLS within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter. The nine months ended September 30, 2011 includes a cash distribution payment of $0.11 per limited partner unit for the 1st quarter 2011, which reflected a prorated cash distribution for the period from February 17, 2011, the date of acquisition for the Transferred Business, to March 31, 2011.

(5)

Production quantities consist of the sum of (i) ARP’s proportionate share of production from wells in which it has a direct interest, based on ARP’s proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(6)

“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.

(7)

ARP’s average sales price for natural gas before the effects of financial hedging was $2.46 per Mcf and $4.90 per Mcf for the three months ended September 30, 2012 and 2011, respectively, and $2.60 per Mcf and $4.69 per Mcf for the nine months ended September 30, 2012 and 2011, respectively. These amounts exclude the impact of subordination of production revenues to investor partners within the investor partnerships. Including the effects of subordination, average natural gas sales prices were $2.46 per Mcf ($1.91 per Mcf before the effects of financial hedging) and $4.33 per Mcf ($4.13 per Mcf before the effects of financial hedging) for the three months ended September 30, 2012 and 2011, respectively, and $2.88 per Mcf ($2.07 per Mcf before the effects of financial hedging) and $4.44 per Mcf ($3.89 per Mcf before the effects of financial hedging) for the nine months ended September 30, 2012 and 2011, respectively.

(8)

ARP’s average sales price for oil before the effects of financial hedging was $84.30 per barrel and $81.85 per barrel for the three months ended September 30, 2012 and 2011, respectively, and $93.38 per barrel and $89.79 per barrel for the nine months ended September 30, 2012 and 2011, respectively.

(9)

Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance and production overhead. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, lease operating expenses per Mcfe were $0.45 per Mcfe ($0.58 per Mcfe for total production costs) and $0.73 per Mcfe ($0.84 per Mcfe for total production costs) for the three months ended September 30, 2012 and 2011, respectively, and $0.51 per Mcfe ($0.63 per Mcfe for total production costs) and $0.71 per Mcfe ($0.82 per Mcfe for total production costs) for the nine months ended September 30, 2012 and 2011, respectively.

(10)

The amount for the nine months ended September 30, 2011 was adjusted to reflect current period classification resulting from the misclassification of lease operating production expenses and transportation production expenses.

ATLAS ENERGY, L.P.

Financial Information

(unaudited; in thousands except per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011(1)	2012	2011(1)
Adjusted EBITDA and Distributable Cash Flow Summary:

Atlas Resource Cash Distributions Earned(2):
Limited Partner Units	$9,013	$—	$19,913	$—
Class A Units (2%)	350	—	677	—
Incentive Distribution Rights	—	—	—	—

Total Atlas Resource Cash Distributions Earned(2)	9,363	—	20,590	—

per limited partner unit	$0.43	$—	$0.95	$—

Atlas Pipeline Cash Distributions Earned(2):
Limited Partner Units	3,280	3,107	9,724	8,121
General Partner 2% Interest	664	535	1,961	1,466
Incentive Distribution Rights	1,745	1,304	4,885	1,776

Total Atlas Pipeline Cash Distributions Earned(2)	5,689	4,946	16,570	11,363

per limited partner unit	$0.57	$0.54	$1.69	$1.41

Total Cash Distributions Earned	15,052	4,946	37,160	11,363

E&P Operations Adjusted EBITDA prior to spinoff on March 5, 2012(3)	—	17,304	9,111	39,617
Cash general and administrative expenses(4)	(1,394)	(311)	(5,910)	(7,076)
Other, net	537	677	983	14,987

Adjusted EBITDA(5)	14,195	22,616	41,344	58,891
Cash interest expense(6)	(80)	(208)	(253)	(524)
Maintenance capital expenditures(3)	—	(2,300)	(1,231)	(7,533)

Distributable Cash Flow(5)	$14,115	$20,108	$39,860	$50,834

Distributions Paid(7)	$13,866	$12,305	$39,527	$29,216
per limited partner unit	$0.27	$0.24	$0.77	$0.57
Distribution coverage ratio	1.0x	1.6x	1.0x	1.7x

Reconciliation of non-GAAP measures to net income (loss)(5):
Distributable cash flow	$14,115	$20,108	$39,860	$50,834
Distributable cash flow of Transferred Business as of and prior to February 17, 2011 (the date of acquisition)(1)	—	—	—	8,261
E&P Operations EBITDA prior to spinoff on March 5, 2012(3)	—	(17,304)	(9,111)	(39,617)
E&P Operations EBITDA of Transferred Business as of and prior to February 17, 2011(1)	—	—	—	(8,510)
Atlas Resource net loss attributable to ATLS common limited partners	(6,845)	9,400	(23,444)	24,640
Atlas Resource cash distributions earned by ATLS(2)	(9,363)	—	(20,590)	—
Atlas Pipeline net income attributable to ATLS common limited partners	392	6,465	12,842	37,555
Atlas Pipeline cash distributions earned by ATLS(2)	(5,689)	(4,946)	(16,570)	(11,363)
Non-recurring spinoff and acquisition costs	—	—	(8,370)	(2,087)
Amortization of deferred finance costs	(50)	(171)	(179)	(5,356)
Non-cash stock compensation expense	(4,327)	(4,319)	(13,626)	(8,931)
Maintenance capital expenditures(3)	—	2,300	1,231	7,533
Other non-cash adjustments	357	(4,420)	419	918
Income attributable to non-controlling interests	(9,982)	43,794	52,574	263,097

Net income (loss)	$(21,392)	$50,907	$15,036	$316,974

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

(2)	Represents the cash distribution paid by ARP and APL within 45 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(3)	Represents the E&P Operations Adjusted EBITDA generated and maintenance capital expenditures incurred by ATLS on a stand-alone basis prior to the transfer of its E&P assets to ARP on March 5, 2012.
(4)

Excludes non-cash stock-compensation expense, non-recurring spinoff costs and non-recurring acquisition costs incurred, including amounts in connection with the acquisition of the Transferred Business.

(5)

Adjusted EBITDA and distributable cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of ATLS believes that adjusted EBITDA and distributable cash flow provide additional information for evaluating ATLS’s performance, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. Adjusted EBITDA is also a financial measurement that, with certain negotiated adjustments, is utilized within ATLS’s financial covenants under its credit facility. Adjusted EBITDA and distributable cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.

(6)	Excludes non-cash amortization of deferred financing costs.
(7)	Represents the cash distribution paid within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.

ATLAS ENERGY, L.P.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	September 30, 2012
	Atlas Energy	Atlas Resource	Atlas Pipeline	Consolidated
Total debt	$—	$222,000	$786,613	$1,008,613
Less: Cash	(8,824)	(24,266)	(165)	(33,255)

Total net debt /(cash)	(8,824)	197,734	786,448	975,358

Partners’ capital	459,215	708,748	1,224,060	1,951,906	(1)

Total capitalization	$450,391	$906,482	$2,010,508	$2,927,264

Ratio of net debt to capitalization	0.00x

(1)	Net of eliminated amounts.

	December 31, 2011
	Atlas Energy	Atlas Resource	Atlas Pipeline	Consolidated
Total debt	$—	$—	$524,140	$524,140
Less: Cash	(22,500)	(54,708)	(168)	(77,376)

Total net debt /(cash)	(22,500)	(54,708)	523,972	446,764

Partners’ capital	584,375	457,175	1,236,228	1,744,081	(2)

Total capitalization	$561,875	$402,467	$1,760,200	$2,190,845

Ratio of net debt to capitalization	0.00x

(2)	Net of eliminated amounts.

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended September 30, 2012

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated Combined
Revenues:
Gas and oil production	$—	$24,699	$—	$—	$24,699
Well construction and completion	—	36,317	—	—	36,317
Gathering and processing	—	4,134	293,890	—	298,024
Administration and oversight	—	4,440	—	—	4,440
Well services	—	5,086	—	—	5,086
Loss on mark-to-market derivatives	—	—	(18,907)	—	(18,907)
Other, net	894	67	4,309	—	5,270

Total revenues	894	74,743	279,292	—	354,929

Costs and expenses:
Gas and oil production	—	7,295	—	—	7,295
Well construction and completion	—	31,581	—	—	31,581
Gathering and processing	—	4,558	240,672	—	245,230
Well services	—	2,232	—	—	2,232
General and administrative	5,721	16,147	12,123	—	33,991
Estimated expense on Chevron transaction	—	7,670	—	—	7,670
Depreciation, depletion and amortization	—	13,918	23,161	—	37,079

Total costs and expenses	5,721	83,401	275,956	—	365,078

Operating income (loss)	(4,827)	(8,658)	3,336	—	(10,149)

Gain on asset sales and disposal	—	2	—	—	2
Interest expense	(130)	(1,423)	(9,692)	—	(11,245)

Loss from continuing operations	(4,957)	(10,079)	(6,356)	—	(21,392)
Discontinued operations	—	—	—	—	—

Net loss	(4,957)	(10,079)	(6,356)	—	(21,392)
Income attributable to non-controlling interests	—	—	(1,511)	11,493	9,982

Net loss attributable to common limited partners	$(4,957)	$(10,079)	$(7,867)	$11,493	$(11,410)

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended September 30, 2011

	Atlas Energy	Atlas Resource(1)	Atlas Pipeline	Eliminations	Consolidated Combined(1)
Revenues:
Gas and oil production	$—	$16,305	$—	$—	$16,305
Well construction and completion	—	35,657	—	—	35,657
Gathering and processing	—	4,431	353,189	—	357,620
Administration and oversight	—	2,337	—	—	2,337
Well services	—	4,910	—	—	4,910
Gain on mark-to-market derivatives	—	—	23,760	—	23,760
Other, net	(3,743)	(50)	4,683	—	890

Total revenues	(3,743)	63,590	381,632	—	441,479

Costs and expenses:
Gas and oil production	—	3,990	—	—	3,990
Well construction and completion	—	30,449	—	—	30,449
Gathering and processing	—	4,880	296,745	—	301,625
Well services	—	2,043	—	—	2,043
General and administrative	4,630	4,757	9,230	—	18,617
Depreciation, depletion and amortization	—	8,071	19,470	—	27,541

Total costs and expenses	4,630	54,190	325,445	—	384,265

Operating income (loss)	(8,373)	9,400	56,187	—	57,214

Gain on asset sales and disposal	—	—	8	—	8
Interest expense	(379)	—	(5,936)	—	(6,315)
Loss on early extinguishment of debt	—	—	—	—	—

Income (loss) from continuing operations	(8,752)	9,400	50,259	—	50,907
Discontinued operations	—	—	—	—	—

Net income (loss)	(8,752)	9,400	50,259	—	50,907
Income attributable to non-controlling interests	—	—	(1,760)	(42,034)	(43,794)

Net income (loss) after non-controlling interests	(8,752)	9,400	48,499	(42,034)	7,113
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition(1))	—	—	—	—	—

Net income (loss) attributable to common limited partners	$(8,752)	$9,400	$48,499	$(42,034)	$7,113

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Nine Months Ended September 30, 2012

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated Combined
Revenues:
Gas and oil production	$—	$61,323	$—	$—	$61,323
Well construction and completion	—	92,277	—	—	92,277
Gathering and processing	—	10,311	849,475	—	859,786
Administration and oversight	—	8,586	—	—	8,586
Well services	—	15,344	—	—	15,344
Gain on mark-to-market derivatives	—	—	36,905	—	36,905
Other, net	1,402	(4,952)	12,125	—	8,575

Total revenues	1,402	182,889	898,505	—	1,082,796

Costs and expenses:
Gas and oil production	—	16,247	—	—	16,247
Well construction and completion	—	79,882	—	—	79,882
Gathering and processing	—	13,185	697,642	—	710,827
Well services	—	7,076	—	—	7,076
General and administrative	27,906	48,427	32,513	—	108,846
Estimated expense on Chevron transaction	—	7,670	—	—	7,670
Depreciation, depletion and amortization	—	33,848	65,715	—	99,563

Total costs and expenses	27,906	206,335	795,870	—	1,030,111

Operating income (loss)	(26,504)	(23,446)	102,635	—	52,685

Loss on asset sales and disposal	—	(7,019)	—	—	(7,019)
Interest expense	(432)	(2,529)	(27,669)	—	(30,630)

Income (loss) from continuing operations	(26,936)	(32,994)	74,966	—	15,036
Discontinued operations	—	—	—	—	—

Net income (loss)	(26,936)	(32,994)	74,966	—	15,036
Income attributable to non-controlling interests	—	—	(4,108)	(48,466)	(52,574)

Net income (loss) attributable to common limited partners	$(26,936)	$(32,994)	$70,858	$(48,466)	$(37,538)

ATLAS ENERGY, L.P.

CONSOLIDATING COMBINED STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Nine Months Ended September 30, 2011

	Atlas Energy	Atlas Resource(1)	Atlas Pipeline	Eliminations	Consolidated Combined(1)
Revenues:
Gas and oil production	$—	$51,654	$—	$—	$51,654
Well construction and completion	—	64,336	—	—	64,336
Gathering and processing	—	14,048	969,524	—	983,572
Administration and oversight	—	5,073	—	—	5,073
Well services	—	15,051	—	—	15,051
Gain on mark-to-market derivatives	—	—	8,952	—	8,952
Other, net	16,071	(115)	10,701	—	26,657

Total revenues	16,071	150,047	989,177	—	1,155,295

Costs and expenses:
Gas and oil production	—	11,953	—	—	11,953
Well construction and completion	—	54,754	—	—	54,754
Gathering and processing	—	16,377	815,703	—	832,080
Well services	—	6,077	—	—	6,077
General and administrative	17,954	12,275	26,817	—	57,046
Depreciation, depletion and amortization	—	24,019	57,499	—	81,518

Total costs and expenses	17,954	125,455	900,019	—	1,043,428

Operating income (loss)	(1,883)	24,592	89,158	—	111,867

Gain on asset sales and disposal	—	48	255,674	—	255,722
Interest expense	(6,435)	—	(24,525)	—	(30,960)
Loss on early extinguishment of debt	—	—	(19,574)	—	(19,574)

Income (loss) from continuing operations	(8,318)	24,640	300,733	—	317,055
Discontinued operations	—	—	(81)	—	(81)

Net income (loss)	(8,318)	24,640	300,652	—	316,974
Income attributable to non-controlling interests	—	—	(4,492)	(258,605)	(263,097)

Net income (loss) after non-controlling interests	(8,318)	24,640	296,160	(258,605)	53,877
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011, the date of acquisition(1))	—	(4,711)	—	—	(4,711)

Net income (loss) attributable to common limited partners	$(8,318)	$19,929	$296,160	$(258,605)	$49,166

(1)

In accordance with prevailing accounting literature, ATLS has adjusted its historical financial statements to present them combined with the historical financial results of the Transferred Business for all periods prior to its acquisition date of February 17, 2011. However, since the results of operations of the Transferred Business prior to its acquisition date are not attributable to the common limited partners of ATLS, these amounts have been deducted to obtain net income (loss) attributable to common limited partners for the respective period. Also, the historical results of the Transferred Business prior to the acquisition date do not reflect general and administrative expenses and interest expense as ATLS was unable to identify and allocate such amounts to the Transferred Business for the respective periods.

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

September 30, 2012

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$8,824	$24,266	$165	$—	$33,255
Accounts receivable	15	30,994	108,270	—	139,279
Receivable from (advances from) affiliates	3,790	(1,251)	(2,539)	—	—
Current portion of derivative asset	—	6,518	26,220	—	32,738
Subscriptions receivable	—	8,495	—	—	8,495
Prepaid expenses	166	7,107	10,683	—	17,956

Total current assets	12,795	76,129	142,799	—	231,723

Property, plant and equipment, net	—	1,016,110	1,809,091	—	2,825,201
Goodwill and intangible assets, net	—	33,149	105,496	—	138,645
Long-term derivative asset	—	5,144	17,195	—	22,339
Investment in joint venture	—	—	85,714	—	85,714
Investment in subsidiaries	440,117	—	—	(440,117)	—
Other assets, net	22,327	8,410	29,007	—	59,744

	$475,239	$1,138,942	$2,189,302	$(440,117)	$3,363,366

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$—	$—	$11,103	$—	$11,103
Accounts payable	29	42,831	59,316	—	102,176
Liabilities associated with drilling contracts	—	5,550	—	—	5,550
Accrued producer liabilities	—	—	71,884	—	71,884
Current portion of derivative liability	—	280	—	—	280
Current portion of derivative payable to Partnerships	—	13,363	—	—	13,363
Accrued interest	—	111	9,723	—	9,834
Accrued well drilling and completion costs	—	50,169	—	—	50,169
Accrued liabilities	14,581	32,928	31,248	—	78,757

Total current liabilities	14,610	145,232	183,274	—	343,116

Long-term debt, less current portion	—	222,000	775,510	—	997,510
Long-term derivative liability	—	4,051	—	—	4,051
Long-term derivative payable to Partnerships	—	4,483	—	—	4,483
Asset retirement obligation and other	1,414	54,428	6,458	—	62,300

Partners’ Capital:
Common limited partners’ interests	454,725	700,104	1,249,231	(1,949,335)	454,725
Accumulated other comprehensive income (loss)	4,490	8,644	(1,057)	(7,587)	4,490

	459,215	708,748	1,248,174	(1,956,922)	459,215
Non-controlling interests	—	—	(24,114)	1,516,805	1,492,691

Total partners’ capital	459,215	708,748	1,224,060	(440,117)	1,951,906

	$475,239	$1,138,942	$2,189,302	$(440,117)	$3,363,366

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2011

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$22,500	$54,708	$168	$—	$77,376
Accounts receivable	869	20,572	115,412	—	136,853
Receivable from (advances from) affiliates	3,928	(1,253)	(2,675)	—	—
Current portion of derivative asset	—	13,802	1,645	—	15,447
Subscriptions receivable	—	34,455	—	—	34,455
Prepaid expenses	1,462	7,676	15,641	—	24,779

Total current assets	28,759	129,960	130,191	—	288,910

Property, plant and equipment, net	4,571	520,883	1,567,829	—	2,093,283
Goodwill and intangible assets, net	—	33,285	103,276	—	136,561
Long-term derivative asset	—	16,127	14,814	—	30,941
Investment in joint venture	—	—	86,879	—	86,879
Investment in subsidiaries	533,697	—	—	(533,697)	—
Other assets, net	22,190	858	25,149	—	48,197

	$589,217	$701,113	$1,928,138	$(533,697)	$2,684,771

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$—	$—	$2,085	$—	$2,085
Accounts payable	2,179	36,731	54,644	—	93,554
Liabilities associated with drilling contracts	—	71,719	—	—	71,719
Accrued producer liabilities	—	—	88,096	—	88,096
Current portion of derivative payable to Partnerships	—	20,900	—	—	20,900
Accrued interest	5	—	1,624	—	1,629
Accrued well drilling and completion costs	—	17,585	—	—	17,585
Accrued liabilities	2,418	35,952	23,283	—	61,653

Total current liabilities	4,602	182,887	169,732	—	357,221

Long-term debt, less current portion	—	—	522,055	—	522,055
Long-term derivative payable to Partnerships	—	15,272	—	—	15,272
Asset retirement obligation and other	240	45,779	123	—	46,142

Partners’ Capital:
Common limited partners’ interests	554,999	427,246	1,269,019	(1,696,265)	554,999
Accumulated other comprehensive income (loss)	29,376	29,929	(4,390)	(25,539)	29,376

	584,375	457,175	1,264,629	(1,721,804)	584,375
Non-controlling interests	—	—	(28,401)	1,188,107	1,159,706

Total partners’ capital	584,375	457,175	1,236,228	(533,697)	1,744,081

	$589,217	$701,113	$1,928,138	$(533,697)	$2,684,771

ATLAS ENERGY, L.P.

Ownership Interests Summary

Atlas Energy Ownership Interests as of September 30, 2012:	Amount	Overall Ownership Interest Percentage

ATLAS RESOURCE:
General partner interest	100%	2.0%
Common units	20,962,485	51.5%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Resource		53.5%

ATLAS PIPELINE:
General partner interest	100%	2.0%
Common units	5,754,253	10.5%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Pipeline		12.5%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate general partner ownership interest		15.9%
Approximate limited partner ownership interest		12.1%